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                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-A


           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

  FIRST EMPIRE STATE CORPORATION       FIRST EMPIRE CAPITAL TRUST I

     (Exact Name of Registrant          (Exact Name of Registrant
   as Specified in its Charter)       as Specified in its Charter)

            New York                            Delaware

     (State of Incorporation of         (State of Incorporation or
           Organization)                      Organization)


           16-0968385                         52-6836331
  (IRS Employer Identification       (IRS Employer Identification
            Number)                             Number)


                            One M&T Plaza
                       Buffalo, New York 14240

              (Address of Principal Executive Offices)

    If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

    If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

Securities to be registred pursuant to Section 12(b) of the Act:

                                     Name of each exchange
        Title of each class           on which each class
         to be registered             is to be registered


              None.                     Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

       ______% Capital Securities of First Empire Capital Trust I
             (and the Guarantee with respect thereto)

            ______ % Junior Subordinated Debentures of
                  First Empire State Corporation

                        (Title of Class)


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                                       - 2 -

Item 1.  Description of Registrants' Securities to be Registered

       For a full description of First Empire Capital Trust I's ____% Capital Securities (the "Capital Securities"), First Empire State Corporation's Guarantee (the "Guarantee") and First Empire State Corporation's ____% Junior Subordinated Debentures (the "Debentures") being registered hereby, reference is made to the information contained under the captions "Description of Capital Securities", "Description of Junior Subordinated Debentures", and "Description of Guarantee" in the Prospectus that forms part of the Registrants' registration statement (Registration Nos. 333-20027 and 333-20027-01) filed with the Securities and Exchange Commission ("SEC") on January 17, 1997, under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement was amended by Pre-Effective Amendment No. 1 filed with the SEC on January 23, 1997. The information contained in the foregoing Registration Statement, as amended (the "Registration Statement"), and the Prospectus, are incorporated herein by reference. Definitive copies of the Prospectus describing the Capital Securities and the Debentures will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Securities Act, and shall be incorporated by reference into this registration statement on Form 8-A.

Item 2. Exhibits

       2.1       Trust Agreement of First Empire Capital Trust I.
                 Incorporated by reference to Exhibit 4.2 to the Registration Statement.

       2.2 Form of Amended and Restated Trust Agreement for First Empire Capital Trust I. Incorporated by reference to
                 Exhibit 4.3 to the Registration Statement.

       2.3 Form of Guarantee. Incorporated by reference to Exhibit 4.4 to the Registration Statement.

       2.4 Form of Junior Subordinated Indenture. Incorporated by reference to Exhibit 4.1 to the Registration Statement.

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                                     - 3 -

                                  SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: January 27, 1997.

FIRST EMPIRE STATE CORPORATION         FIRST EMPIRE CAPITAL TRUST I


By /s/ Gary S. Paul                    By /s/ Gary S. Paul
   --------------------------             --------------------------
   Gary S. Paul                           Gary S. Paul
   Senior Vice President                  Administrator